Exhibit 3.85

512388 ARTI10 $50.00 DJC	2

ARTICLES OF INCORPORATION

OF

OHI (IOWA), INC.

ARTICLE I

Name of Corporation

          The name of the corporation is OHI (Iowa), Inc.

ARTICLE II

Duration

          The corporation’s existence shall begin on the date the Secretary of State of Iowa issues a certificate of incorporation and shall exist for a perpetual period.

ARTICLE III

Purposes and Powers

          The corporation shall have unlimited power to engage in and to do any lawful act concerning any or all lawful businesses for which corporations may be organized under the Iowa Business Corporation Act.

ARTICLE IV

Stock

          The number of shares which the corporation is authorized to issue is one thousand (1,000) shares of Common Stock of no par value, consisting of a single class, and of a single series.

000199

ARTICLE V

Registered Office and Agent

          The address of the initial registered office of the corporation is 2222 Grand Avenue, Des Moines, Iowa, 50312 and the name of the initial registered agent at such address is CT Corporation System.

ARTICLE VI

Limitation of Liability of Directors

          A Director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the duty of the Director of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the Director derived an improper personal benefit, or (iv) under Section 490.833(1) of the Iowa Business Corporation Act for assenting to or voting for an unlawful distribution.

ARTICLE VII

Incorporator

          The name and address of the Incorporator is Cynthia A. Moore, 525 North Woodward Avenue, Suite 2000, Bloomfield Hills, Michigan 48304.

000200

2

ARTICLE VIII

Voting Rights

          Each outstanding share of Common Stock shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. The cumulative method of voting shall not be allowed in the election of Directors.

ARTICLE IX

Preemptive Rights

          The Shareholders shall not have preemptive rights to acquire shares of the corporation.

ARTICLE X

Bylaws

          Bylaws may be adopted for the corporation by the Board of Directors and/or by the Shareholders in lawful and proper meeting assembled. Any and all Bylaws adopted by the Shareholders shall be superior to and shall prevail over Bylaws adopted by the Board of Directors.

000201

3

ARTICLE XI

Quorum

          A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of the Shareholders. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting. If a quorum exists, action on a matter is approved if a majority of the votes actually cast favors the action, unless the vote of a greater number is required by the Iowa Business Corporation Act.

ARTICLE XII

Seal

          The corporation shall have no seal.

          Dated at Bloomfield Hills, Michigan, this 14th day of October, 1997.

/s/ Cynthia A. Moore
Cynthia A. Moore
525 North Woodward Avenue
Suite 2000
Bloomfield Hills, Michigan 48304

BLOOMFIELD 43233-12 224372

FILED
IOWA
SECRETARY OF STATE
10-15-97
9:07AM

000202

4

515053 MER610 $50.00	DJC 2

RECEIVED

NOV 7 1997
ARTICLES OF MERGER
SECRETARY OF STATE
OF

CLARION CARE CENTER INC., DOWS CARE CENTER INC., QUALITY CARE, INC.
and URBANDALE HEALTH CARE CENTER, INC.

INTO

OHI (IOWA), INC.

          Pursuant to Section 490.1105 of the Iowa Business Corporation Act, 1, the undersigned, being the President of OHI (Iowa), Inc., an Iowa corporation (the “Surviving Corporation”), hereby certify as follows:

          1.          Clarion Care Center Inc., Dows Care Center Inc., Quality Care, Inc. and Urbandale Health Care Center, Inc., each an Iowa corporation (the “Merging Corporations”) are hereby merged into the Surviving Corporation. A copy of the Agreement and Plan of Merger, which has been adopted by the board of directors of each of the Merging Corporations and the Surviving Corporation, is attached and incorporated herein by reference.

          2.           Shareholder approval by the shareholders of the Surviving Corporation is not required pursuant to Section 490.1103(7) of the Iowa Business Corporation Act.

          3.           The designation, number of outstanding shares, and number of votes entitled to be cast by each voting group entitled to vote separately on the plan as to each corporation is as follows:

           A.          Clarion Care Center Inc.

Designation of Group	Shares Outstanding	Votes Entitled to be Cast on Amendment

Common	100	100

          The total number of undisputed votes cast for the plan by each voting group was:

Voting Group	Votes For

Common	100

          The number of votes cast for the plan by each voting group was sufficient for approval by that voting group.

           B.          Dows Care Center Inc.

Designation of Group	Shares Outstanding	Votes Entitled to be Cast on Amendment

Common	2,000	2,000

          The total number of undisputed votes cast for the plan by each voting group was:

Voting Group	Votes For

Common	2,000

          The number of votes cast for the plan by each voting group was sufficient for approval by that voting group.

           C.          Quality Care, Inc.

Designation of Group	Shares Outstanding	Votes Entitled to be Cast on Amendment

Common	1,000	1,000

          The total number of undisputed votes cast for the plan by each voting group was:

Voting Group	Votes For

Common	1,000

          The number of votes cast for the plan by each voting group was sufficient for approval by that voting group.

2

           D.          Urbandale Health Care Center, Inc.

Designation of Group	Shares Outstanding	Votes Entitled to be Cast on Amendment

Common	1,000	1,000

          The total number of undisputed votes cast for the plan by each voting group was:

Voting Group	Votes For

Common	1,000

          The number of votes cast for the plan by each voting group was sufficient for approval by that voting group.

           4.          The effective date of the merger is the date on which these Articles of Merger are filed with the Iowa Secretary of State.

           IN WITNESS WHEREOF, I have signed these Articles of Merger as of the 6th day of November, 1997.

OHI (IOWA), INC.

By:	/s/ [ILLEGIBLE]

Its:	EVP

BLOOMFIELD 43233-12 225543

3

AGREEMENT AND PLAN OF MERGER

          AGREEMENT AND PLAN OF MERGER, dated November 5, 1997, by and among OMEGA HEALTHCARE INVESTORS, INC., a Maryland corporation (“Omega”), CLARION CARE CENTER INC., DOWS CARE CENTER INC., QUALITY CARE, INC. and URBANDALE HEALTH CARE CENTER, INC., each an Iowa corporation (collectively, the “Five Star Affiliates”) and OHI (Iowa), Inc., an Iowa corporation (“Omega Subsidiary”).

BACKGROUND

          Omega Subsidiary is a wholly-owned subsidiary of Omega. The Five Star Affiliates, Omega and JoAnn P. Webb have entered into an Agreement and Plan of Reorganization, dated as of October 6, 1997, as amended by Amendment to Agreement and Plan of Reorganization, dated as of October 31, 1997 (the “Reorganization Agreement”), which contemplates the merger of the Five Star Affiliates with and into Omega Subsidiary (the “Merger”) in accordance with the provisions of the Reorganization Agreement and the provisions of this Agreement and Plan of Merger (this “Plan”).

          NOW, THEREFORE, intending to be legally bound, and in consideration of the mutual agreements set forth below and subject to the satisfaction of the terms and conditions set forth in this Plan and in the Reorganization Agreement, the parties agree as follows:

          1.     Merger. On the Effective Date (as defined below), the Five Star Affiliates shall be merged with and into Omega Subsidiary in accordance with this Plan and in compliance with the Iowa Business Corporation Act (the “Iowa Act”), and the Merger shall have the effect provided for in the Iowa Act. Omega Subsidiary (sometimes referred to below as the “Surviving Corporation”) shall be the surviving corporation of the Merger and shall continue to exist and to be governed by the laws of the State of Iowa. The corporate existence and Identity of Omega Subsidiary, with its purposes and powers, shall continue unaffected and unimpaired by the Merger, and Omega Subsidiary shall succeed to and be fully vested with the corporate existence and identity of the Five Star Affiliates. The separate corporate existence and identity of the Five Star Affiliates shall cease upon the Effective Date.

          2.     Name and Registered Office of Surviving Corporation. The name of the Surviving Corporation shall be designated by Omega. The location of its registered office in the State of Iowa shall be 2222 Grand Avenue, Des Moines, Iowa 50312.

          3.     Articles of Incorporation. On the Effective Date, the Articles of Incorporation of the Surviving Corporation shall be that of Omega Subsidiary immediately before the Merger.

          4.     Bylaws. Immediately after the Merger, the bylaws of the Surviving Corporation shall be those of Omega Subsidiary immediately before the Merger.

          5.     Directors. Immediately after the Merger, the directors of the Surviving Corporation shall be the directors of Omega Subsidiary immediately before the Merger, who shall serve in accordance with the bylaws of the Surviving Corporation.

          6.     Officers. Immediately after the Merger, the officers of the Surviving Corporation shall be the officers of Omega Subsidiary immediately before the Merger, who shall serve in accordance with the bylaws of the Surviving Corporation.

          7.     Status of Omega Subsidiary Shares. On the Effective Date, all of the 1,000 shares of capital stock of Omega Subsidiary, no par value, issued and outstanding immediately before the Effective Date shall be unchanged by virtue of the Merger. It is the intention of the parties that, immediately after the Effective Date, Omega shall own all of the issued and outstanding capital stock of the Surviving Corporation.

          8.     Conversion of Five Star Group’s Common Stock. On the Effective Date, by virtue of the Merger and without any action on the part of the sole stockholder of each of the Five Star Affiliates, JoAnn P. Webb (“Webb”), each share of common stock of each of the Five Star Affiliates (“Five Star Group’s Common Stock”), issued and outstanding immediately before the Effective Date shall be converted into the right to receive the Merger Consideration (as defined in Section 3.2 of the Reorganization Agreement). Upon the surrender on the Effective Date by Webb of her certificates representing shares of the Five Star Group’s Common Stock, and upon the satisfaction of the terms and conditions set forth in the Reorganization Agreement, Omega shall pay to Webb the Merger Consideration in the manner prescribed in and in accordance with the Reorganization Agreement.

          9.     Fractional Share Adjustment. No script or fractional share certificates for shares of the Five Star Group’s Common Stock shall be issued as part of the Merger Consideration, but in lieu thereof Webb shall receive from Omega an amount of cash equal to $36.09 multiplied by the fraction of a share of Omega’s Common Stock to which Webb would be otherwise entitled. Webb shall not be entitled to dividends or other rights in respect of any such fractional interest in Omega’s Common Stock. Payment for such fractional interest shall be made, without interest, upon surrender of Webb’s certificates representing shares of the Five Star Group’s Common Stock.

          10.     Treasury Stock. Each share of the Five Star Group’s Common Stock which is held as a treasury share, or which is held by any subsidiary of any Five Star Affiliate immediately before the Effective Date shall, on the Effective Date, by virtue of the Merger and without notice, be automatically canceled.

          11.     Post Merger Actions. After the Effective Date and until surrendered for the Merger Consideration, each outstanding certificate which, prior to the Effective Date, represented shares of the Five Star Group’s Common Stock which at the Effective Date were converted into Omega’s Common Stock, shall be deemed for all corporate purposes, subject to the further provisions of this Plan, to evidence the ownership of the number of whole shares of Omega’s Common Stock, for and into which such shares have been converted. However, dividends and other distributions of any kind payable to holders of record of Omega’s Common Stock, shall not be paid by Omega in respect of any unsurrendered certificates representing shares of the Five Star Group’s Common Stock until such certificates shall have been surrendered. Upon the subsequent surrender and exchange of such certificates, Webb shall be paid, without interest, the amount of any dividend or other distribution which became payable on or after the Effective Date to holders of record on or after the Effective Date of shares of Omega’s Common Stock, if the payment date was prior to or on the date of surrender and exchange. If the payment date is subsequent to such surrender and exchange, payment shall be made on such payment date. After the Effective Date, there shall be no transfers on the stock transfer books of the Five Star Affiliates of the shares of the Five Star Group’s Common Stock which were outstanding immediately prior to the Effective Date. If, after the Effective Date, certificates representing such shares are presented to Omega or the Surviving Corporation, they shall be canceled and exchanged as provided in this Plan.

          12.     Waiver of Dissenters’ Rights and Remedies. By execution of the Reorganization Agreement, Webb acknowledges that she has been informed that she has the right to dissent from the Merger and obtain payment for the fair value of her shares of stock in the Five Star Affiliates in accordance with the provisions of the Iowa Business Corporation Act (the “Iowa Act”) and Webb hereby waives any such rights and remedies provided to her under the Iowa Act.

          13.     Effective Date. As used in this Plan, “Effective Date” shall mean the date upon which this Plan and the appropriate Articles of Merger for the Merger has been duly signed and filed with the Secretary of State of the State of Iowa.

          14.     Entire Understanding. This Plan, together with the Reorganization Agreement, states the entire understanding among the parties with respect to the subject matter hereof, and supersedes all prior oral and written communications and agreements, and all contemporaneous oral communications and agreements, with respect to the subject matter hereof. No amendment or modification of this Plan shall be effective unless in writing and signed by the parties. This Plan may not be terminated except in a written document signed by the parties.

          15.     Parties in Interest. This Plan shall bind, benefit, and be enforceable by and against each party hereto and its successors and assigns. No party shall in any manner assign any of its rights or obligations under this Plan without the express prior written consent of the other party.

          16.     Severability. If any provision of this Plan is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

          17.     Counterparts. This Plan may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original hereof, and it shall not be necessary in making proof of this Plan to produce or account for more than one original counterpart hereof.

          18.     Controlling Law. This Plan is made under, and shall be construed and enforced in accordance with, the laws of the State of Iowa applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of law.

         IN WITNESS WHEREOF, the parties have executed, or caused their duly authorized representatives to execute, this Plan on the date first written above.

OMEGA HEALTHCARE INVESTORS, INC.

By:	/s/ [ILLEGIBLE]

Its:	EVP

OHI (IOWA), INC.

By:	/s/ [ILLEGIBLE]

Its:	EVP

CLARION CARE CENTER INC.

By:	/s/ JoAnn P. Webb
JoAnn P. Webb
Its:	President

DOWS CARE CENTER INC.

By:	/s/ JoAnn P. Webb
JoAnn P. Webb
Its:	President

QUALITY CARE, INC.

By:	/s/ JoAnn P. Webb
JoAnn P. Webb
Its:	President

URBANDALE HEALTH CARE CENTER, INC.

By:	/s/ JoAnn P. Webb
JoAnn P. Webb
Its:	President

BLOOMFIELD 43233-12 215525-3 (10/21/97)

FILED
IOWA
SECRETARY OF STATE
11-7-97
3:02 pm

CHESTER J. CULVER	APPLICATION
Secretary of State	FOR
State of Iowa	REINSTATEMENT

510159 REIN10 $5.00 DJC 2

210690

RECEIVED

SEP 24 2002

SECRETARY OF STATE

TO THE SECRETARY OF STATE OF THE STATE OF IOWA:
Pursuant to section 1422 of the Iowa Business Corporation Act, the undersigned corporation applies for reinstatement and states:

1.	The name of the corporation on the date of administrative dissolution was:
OHI (IOWA), INC

2.	The date of the administrative dissolution was:	August 5, 2002

3.	The ground or grounds for dissolution has been eliminated.

4.	The corporation applies for reinstatement under the name:

(Complete only if the name of the corporation at the time of the administrative dissolution is no longer available on the records in this office.)

5.	The federal tax I.D. number of the corporation is: #	38-3377918

6.	If the corporation has an Iowa state sales tax permit, the number is: #

7.	The filing fee of $5.00 is enclosed.

Name of Corporation	OHI (IOWA), INC.

Signature	/s/ [ILLEGIBLE]

Title	TREASURER	Date	9/17/02

PLEASE READ INSTRUCTIONS ON THE REVERSE BEFORE COMPLETING

0167

DEPARTMENT OF REVENUE AND FINANCE
GERALD D. BAIR, DIRECTOR

September 28, 2002

SUBJECT: CORPORATION REINSTATEMENT

Listed below is information on a corporation applying for reinstatement with the Secretary of State.

CORPORATION NAME:	OHI (IOWA), INC.

INCORPORATED:	10-15-97

FEDERAL I.D. NUMBER:	38-3377918

The Department’s records show no existing tax liability and all taxes appear to be satisfied.

If you have any questions or need additional information, please feel free to contact me.

/s/ Sue Goeman

Sue Goeman
Financial Management Division
Iowa Department of Revenue & Finance

FILED
IOWA
SECRETARY OF STATE
9-24-2002
4:30 pm

0168

HOOVER STATE OFFICE BUILDING / DES MOINES, IOWA 50319

MICHAEL A. MAURO	STATEMENT OF CHANGE
Secretary of State	OF ADDRESS OF
State Of Iowa	REGISTERED AGENT

Pursuant to Iowa law, the undersigned registered agent submits the following statement for the purpose of changing the street address of the registered office of the following entity:

1.	The name of the entity is:	OHI (IOWA), INC.

	The entity’s Corporation Number is:	210690

2.	The street address of the current registered office as indicated on the Secretary of State’s records is:
2222 GRAND AVE DES MOINES IA 50312

3.	The street address of the new registered office is:
500 EAST COURT AVENUE, DES MOINES, IA, 50309

4.	The name of the current registered agent as indicated on the Secretary of State’s records is:
CT CORPORATION SYSTEM

5. After the change is made, the street address of the registered office and the street address of the business office of the registered agent will be identical.

6.	Notice of the change of address has been given to the above-named entity.

7.	Signature by authorized representative:	/s/ Kenneth Uva	Date:	1/5/2010

8.	Print name and title:	Kenneth Uva, Vice President